UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   March 8, 2013

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1656 Reunion Avenue, Suite 250, South Jordan, UT	84095
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +(972) 36133372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 29, 2013, the Board of Directors conditionally approved the adoption of an annex (the “Annex”), a copy of which is filed as an exhibit to this report, to the 2012 Stock Incentive Plan (the “Plan”).  Approval of the Annex by the Board of Directors was contingent upon the following: 1) 30 days elapsing since approval of the Annex by the Board of Directors, and 2) filing with Israeli income tax authorities (the “Tax Authorities”).  On February 7, 2013, the Annex was filed with the Tax Authorities and on March 8, 2013, the Annex became effective.

The Annex applies only to grantees who are residents of the State of Israel at the date of grant or those who are deemed to be residents of the State of Israel for the payment of tax at the date of grant.  U.S. tax rules and regulations will not apply to any grants to a grantee who is a resident of the State of Israel at the date of grant or those who are deemed to be residents of the State of Israel for the payment of tax at the date of grant.

The purpose of the approval and adoption of the Annex is to harmonize the terms and conditions of the Plan with applicable Israeli law and provide specific provisions regarding optionees who are subject to Section 102(a) of the Israeli Income Tax Ordinance (New Version), 5721-1961 (the “Ordinance”).  The Annex is intended to promote the interests of the Company by providing present and future officers of the Company, other employees of the Company (including directors of Company who are also employees of the Company) and consultants of the Company with an incentive to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company.  The Company’s Board of Directors shall have the authority to determine additional persons which will be granted rights under the Annex.

Stock Options.  Pursuant to the Annex, the Board of Directors of the Company is authorized to grant stock options to persons subject to the Ordinance.  The Board of Directors of the Company may grant to employees, officers, and directors options under Section 102 of the Ordinance (“102 Options”) and to consultants and other service providers options under Section 3(i) of the Ordinance (“3(i) Options”).  The Board of Directors of the Company may designate 102 Options as “Approved 102 Options,” for which the options and shares upon exercise must be held in trust and granted through a trustee, and as “Unapproved 102 Options,” for which the options and shares upon exercise do not have to be held in trust.  As described further below, the type of option and duration of time the option and shares upon exercise are held in trust will determine the tax consequences to the participant.  Of the Approved 102 Options, the Board of Directors of the Company may grant options as “Work Income Options,” for which the options and shares upon exercise must be held in trust for 12 months from the date of grant, or as “Capital Gain Options,” for which the options and shares upon exercise must be held in trust for 24 months from the date of grant.  If the requirements of the Approved 102 Options are not met, the options are regarded as Unapproved 102 Options.  3(i) Options and the shares upon exercise may be held in trust as well, depending upon the agreement between the Board of Directors of the Company, optionee, and the trustee of the trust.  Approved 102 Options which have been granted as "Capital Gains Options" enable the optionee to pay capital gains tax on such option provided the terms of the grant and Section 102 of the Ordinance have been met whilst all other option grants under the Annex are treated as regular income and are subject to the taxation applicable thereto. The trustee appointed under the Annex is required to qualify as a trustee under Section 102 of the Ordinance and shall hold any options granted under the Annex in trust for the respective holding periods as designated under the Annex and Section 102 of the Ordinance. The grant of options under the Annex requires the delivery of a grant notification letter to each optionee in which all the relevant terms and conditions of such grant are set out. The grant notification letter may include additional matters relating to the vesting of the options, exercise periods, events of termination of employment, etc. The Annex sets out that for as long as options or shares purchased pursuant to thereto are held by the trustee on behalf of the optionee, all rights of the optionee over the shares are personal, cannot be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution. The Annex shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

Item 9.01

Financial Statements and Exhibits

(d) Exhibits

99.1

Annex A to the 2012 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  March 8, 2013

By /s/ Barak Singer

     Barak Singer, Chief Executive Officer

3